Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 3nd Quarter 2020 Results

•	13% reported revenue decline in third quarter (14.5% decline on a constant currency basis)
•	Continued improvement in year-over-year revenue trend during the quarter, marking five months of improvement since April 2020
•	Strong results from Talent Solutions, led by double digit revenue growth in Career Transition activity within Right Management
•	Manpower brand exhibited a strong recovery trend during the third quarter as the rate of revenue and gross profit decline halved from the second quarter
•	Experis brand revenues derived 75% from IT, with improved gross profit compared to second quarter
•	Restructuring charges of $50 million in the quarter for real estate optimization and streamlining of operations
•	Strong ongoing cost management in light of significant decreases in gross profit

MILWAUKEE, October 20, 2020 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $0.18 per diluted share for the three months ended September 30, 2020 compared to $2.42 per diluted share in the prior year period.  Net earnings in the quarter were $10.3 million compared to $146.1 million a year earlier.  Revenues for the third quarter were $4.6 billion, a 13% decline from the prior year period.

The current year quarter included restructuring costs and other special items consisting of a discrete tax item and a loss on dispositions. The restructuring costs and other special items reduced earnings per share by $1.02 in the current quarter. Excluding the restructuring charges and other special items, earnings per share was $1.20 per diluted share in the quarter.  The prior year period included a special item related to the gain from the Greater China IPO which increased earnings per share by 50 cents.

Financial results in the quarter were also impacted by the weaker U.S. dollar relative to foreign currencies compared to the prior year period. Reported earnings per share in the quarter were not impacted by changes in foreign currencies compared to the prior year, but adjusted earnings per share excluding restructuring costs and other special items were positively impacted two cents.  On a constant currency basis, revenues decreased 14.5%. Excluding the impact of the restructuring costs and other special items, on a constant currency basis, net earnings per diluted share decreased 39%.

Days Sales Outstanding improved by 3 days year over year reflecting our continued focus on collections and working capital management.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “As the global recovery took hold in the third quarter we experienced strengthening demand for our services reflecting the diversity of our offerings and strength of our digital capabilities. We also continued to advance strategic initiatives in the quarter including restructuring activities to improve efficiency, adjustments to our country portfolio to improve profitability, and ongoing execution of our digitization initiatives.  All of these actions are improving our business for further progress as we gradually recover from the current crisis.  I would like to thank our talented teams around the world for their contribution to these results, their unwavering support to clients and candidates as well as their commitment to creating a positive social impact.”

“We anticipate diluted earnings per share in the fourth quarter will be between $1.06 and $1.14, which includes an estimated favorable currency impact of 3 cents.”

Net losses for the nine months ended September 30, 2020 were $52.4 million, or net loss of $0.90 per diluted share compared to net earnings of $326.9 million, or net earnings of $5.40 per diluted share in the prior year. The year to date period included special items and restructuring costs which reduced earnings per share by $3.09. The prior year-to-date period included special items and restructuring costs which increased earnings per share by 5 cents. Revenues for the nine-month period were $12.9 billion, a decrease of 17% from the prior year or a decrease of 16% in constant currency. Earnings per share for the nine-month period were negatively impacted 1 cent by changes in foreign currencies compared to the prior year, or 2 cents excluding the special items and restructuring costs.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 20, 2020 at 7:30 a.m. CDT (8:30 a.m. EDT). Prepared remarks for the conference call are included within the Investor Relations section of our website at manpowergroup.com. Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2020 ManpowerGroup was named one of the World's Most Ethical Companies for the eleventh year - all confirming our position as the brand of choice for in-demand talent.

Forward-Looking Statements

This news release contains statements, including statements regarding the anticipated financial and operational impacts of the COVID-19 pandemic and related economic conditions and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results.  The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors.  These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks and uncertainties arising from the COVID-19 global pandemic and related governmental actions that are discussed in the Company’s Periodic Reports on Form 10-Q for the quarter ended March 31, 2020, which information is incorporated herein by reference.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,584.8	$5,248.9	-12.7%	-14.5%
Cost of services	3,859.7	4,408.6	-12.5%	-14.3%
Gross profit	725.1	840.3	-13.7%	-15.4%
Selling and administrative expenses	663.5	623.3	6.5%	4.1%
Operating profit	61.6	217.0	-71.6%	-71.6%
Interest and other expenses, net	6.0	12.2	-51.4%
Earnings before income taxes	55.6	204.8	-72.8%	-72.7%
Provision for income taxes	45.3	58.7	-22.8%
Net earnings	$10.3	$146.1	-93.0%	-92.9%
Net earnings per share - basic	$0.18	$2.44	-92.6%
Net earnings per share - diluted	$0.18	$2.42	-92.6%	-92.6%
Weighted average shares - basic	58.2	59.9	-2.8%
Weighted average shares - diluted	58.5	60.3	-3.0%

(a)

Revenues from services include fees received from our franchise offices of $3.8 million and $4.3 million for the three months ended September 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $236.9 million and $274.0 million for the three months ended September 30, 2020 and 2019, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$578.8	$666.4	-13.1%	-13.1%
Other Americas	350.3	428.1	-18.2%	-8.2%
	929.1	1,094.5	-15.1%	-11.2%
Southern Europe:
France	1,205.3	1,386.4	-13.1%	-17.3%
Italy	351.2	376.9	-6.8%	-11.3%
Other Southern Europe	555.9	594.5	-6.5%	-10.7%
	2,112.4	2,357.8	-10.4%	-14.7%
Northern Europe	947.7	1,166.8	-18.8%	-21.6%
APME	595.6	629.8	-5.4%	-6.0%
	$4,584.8	$5,248.9	-12.7%	-14.5%
Operating Unit Profit (Loss):
Americas:
United States	$19.3	$39.8	-51.6%	-51.6%
Other Americas	12.2	19.5	-37.1%	-29.3%
	31.5	59.3	-46.8%	-44.2%
Southern Europe:
France	51.5	70.3	-26.8%	-30.3%
Italy	15.4	23.3	-33.5%	-36.4%
Other Southern Europe	4.7	22.8	-79.1%	-79.4%
	71.6	116.4	-38.4%	-41.2%
Northern Europe	(22.5)	22.8	N/A	N/A
APME	16.7	54.9	-69.8%	-69.6%
	97.3	253.4
Corporate expenses	(29.1)	(29.2)
Intangible asset amortization expense	(6.6)	(7.2)
Operating profit	61.6	217.0	-71.6%	-71.6%
Interest and other expenses, net (b)	(6.0)	(12.2)
Earnings before income taxes	$55.6	$204.8

(a)

In the United States, revenues from services include fees received from our franchise offices of $3.4 million and $3.5 million for the three months ended September 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $116.9 million and $151.6 million for the three months ended September 30, 2020 and 2019, respectively.

(b)	The components of interest and other expenses, net were:
	2020	2019
Interest expense	$10.8	$11.9
Interest income	(3.1)	(0.6)
Foreign exchange loss	0.6	4.1
Miscellaneous income	(2.3)	(3.2)
	$6.0	$12.2

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from services (a)	$12,946.1	$15,666.9	-17.4%	-16.4%
Cost of services	10,920.3	13,151.4	-17.0%	-15.9%
Gross profit	2,025.8	2,515.5	-19.5%	-18.6%
Selling and administrative expenses, excluding goodwill impairment charges	1,909.7	1,998.2	-4.4%	-3.6%
Goodwill impairment charges (b)	66.8	64.0	4.2%	4.6%
Selling and administrative expenses	1,976.5	2,062.2	-4.2%	-3.3%
Operating profit	49.3	453.3	-89.1%	-88.4%
Interest and other expenses (income), net	32.3	(46.1)	N/A
Earnings before income taxes	17.0	499.4	-96.6%	-96.0%
Provision for income taxes	69.4	172.5	-59.8%
Net (loss) earnings	$(52.4)	$326.9	N/A	N/A
Net (loss) earnings per share - basic	$(0.90)	$5.43	N/A
Net (loss) earnings per share - diluted	$(0.90)	$5.40	N/A	N/A
Weighted average shares - basic	58.4	60.2	-2.9%
Weighted average shares - diluted	58.4	60.6	-3.6%

(a)

Revenues from services include fees received from our franchise offices of $9.9 million and $14.0 million for the nine months ended September 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $447.3 million and $680.2 million for the nine months ended September 30, 2020 and 2019, respectively.

(b)	The goodwill impairment charges for both the nine months ended September 30, 2020 and 2019 relate to our investment in Germany.

ManpowerGroup

Operating Unit Results

(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,705.6	$1,942.3	-12.2%	-12.2%
Other Americas	1,071.1	1,250.6	-14.4%	-4.2%
	2,776.7	3,192.9	-13.0%	-9.0%
Southern Europe:
France	3,035.1	4,117.8	-26.3%	-26.6%
Italy	947.4	1,127.7	-16.0%	-16.2%
Other Southern Europe	1,545.4	1,615.4	-4.3%	-5.3%
	5,527.9	6,860.9	-19.4%	-19.9%
Northern Europe	2,881.9	3,561.4	-19.1%	-17.9%
APME	1,759.6	2,051.7	-14.2%	-13.3%
	$12,946.1	$15,666.9	-17.4%	-16.4%
Operating Unit Profit (Loss):
Americas:
United States	$30.8	$94.1	-67.3%	-67.3%
Other Americas	37.0	52.5	-29.5%	-22.3%
	67.8	146.6	-53.7%	-51.1%
Southern Europe:
France	87.0	201.3	-56.8%	-57.6%
Italy	40.6	73.4	-44.6%	-44.7%
Other Southern Europe	9.1	51.9	-82.4%	-83.0%
	136.7	326.6	-58.1%	-58.8%
Northern Europe	(36.3)	50.3	N/A	N/A
APME	51.6	105.2	-51.0%	-51.0%
	219.8	628.7
Corporate expenses	(83.5)	(89.0)
Goodwill impairment charges	(66.8)	(64.0)
Intangible asset amortization expense	(20.2)	(22.4)
Operating profit	49.3	453.3	-89.1%	-88.4%
Interest and other (expenses) income, net (b)	(32.3)	46.1
Earnings before income taxes	$17.0	$499.4

(a)

In the United States, revenues from services include fees received from our franchise offices of $8.8 million and $10.8 million for the nine months ended September 30, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $315.7 million and $462.8 million for the nine months ended September 30, 2020 and 2019, respectively.

(b)	The components of interest and other expenses (income), net were:
	2020	2019
Interest expense	$32.3	$33.3
Interest income	(9.9)	(3.2)
Foreign exchange loss	4.2	6.5
Miscellaneous expense (income) (c)	5.7	(82.7)
	$32.3	$(46.1)

(c)     2019 includes an $80.0 million gain related to our acquisition of the remaining controlling interest of our Swiss            franchise.

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	Sep. 30	Dec.31
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,587.7	$1,025.8
Accounts receivable, net	4,535.7	5,273.1
Prepaid expenses and other assets	224.7	185.6
Total current assets	6,348.1	6,484.5
Other assets:
Goodwill	1,198.6	1,260.1
Intangible assets, net	251.5	268.6
Operating lease right-of-use asset	407.9	448.5
Other assets	610.7	618.8
Total other assets	2,468.7	2,596.0
Property and equipment:
Land, buildings, leasehold improvements and equipment	599.6	605.5
Less: accumulated depreciation and amortization	467.1	462.2
Net property and equipment	132.5	143.3
Total assets	$8,949.3	$9,223.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,359.9	$2,474.9
Employee compensation payable	213.0	206.4
Accrued liabilities	555.6	545.4
Accrued payroll taxes and insurance	622.3	649.7
Value added taxes payable	495.5	504.0
Short-term borrowings and current maturities of long-term debt	29.2	61.0
Total current liabilities	4,275.5	4,441.4
Other liabilities:
Long-term debt	1,058.5	1,012.4
Long-term operating lease liability	318.8	336.7
Other long-term liabilities	691.1	671.8
Total other liabilities	2,068.4	2,020.9
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,395.1	3,370.6
Retained earnings	3,378.5	3,494.1
Accumulated other comprehensive loss	(432.8)	(441.0)
Treasury stock, at cost	(3,753.3)	(3,681.9)
Total ManpowerGroup shareholders' equity	2,588.7	2,743.0
Noncontrolling interests	16.7	18.5
Total shareholders' equity	2,605.4	2,761.5
Total liabilities and shareholders' equity	$8,949.3	$9,223.8

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30
	2020	2019
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(52.4)	$326.9
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	55.4	57.1
Non-cash gain on disposition of previously held equity interest	—	(80.4)
Non-cash gain on disposition of previously held controlling interest	—	(30.4)
Non-cash goodwill and other impairment charges	71.3	64.0
Deferred income taxes	5.5	7.8
Provision for doubtful accounts	17.8	16.9
Share-based compensation	18.4	18.8
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	785.8	(60.9)
Other assets	(15.1)	103.7
Other liabilities	(171.0)	71.9
Cash provided by operating activities	715.7	495.4
Cash Flows from Investing Activities:
Capital expenditures	(30.5)	(36.2)
Acquisitions of businesses, net of cash acquired	—	86.1
Impact to cash resulting from deconsolidation of subsidiaries	—	(57.9)
Proceeds from the sale of subsidiaries, investments, property and equipment	8.0	8.0
Cash used in investing activities	(22.5)	—
Cash Flows from Financing Activities:
Net change in short-term borrowings	(30.6)	(2.0)
Proceeds from long-term debt	2.0	9.0
Repayments of long-term debt	(0.1)	(0.7)
Payments of contingent consideration for acquisitions	(1.7)	(22.8)
Proceeds from share-based awards and sale of subsidiaries	7.4	6.5
Payments to noncontrolling interests	(0.8)	(2.1)
Other share-based award transactions	(7.6)	(7.3)
Repurchases of common stock	(63.8)	(152.0)
Dividends paid	(63.2)	(65.2)
Cash used in financing activities	(158.4)	(236.6)
Effect of exchange rate changes on cash	27.1	(43.6)
Change in cash and cash equivalents	561.9	215.2
Cash and cash equivalents, beginning of period	1,025.8	591.9
Cash and cash equivalents, end of period	$1,587.7	$807.1